As filed with the Securities and Exchange Commission on July 10, 2018

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM S-3

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

ADESTO TECHNOLOGIES CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	16-1755067
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

3600 Peterson Way, Santa Clara, CA 95054

(408) 400-0578

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Narbeh Derhacobian

President and Chief Executive Officer

Adesto Technologies Corporation

3600 Peterson Way, Santa Clara, CA, 95054

(408) 400-0578

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Mark A. Leahy, Esq.

William L. Hughes, Esq.
Fenwick & West LLP
801 California Street
Mountain View, California 94041
(650) 988-8500

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this Registration Statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box:   ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box:  ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering:   ☒ (Registration No. 333-224790)

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earliest effective registration statement for the same offering:   ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.   ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I. D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.   ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☒
Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☐
		Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☒

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered (1)	Amount to be Registered	Proposed Maximum Offering Price Per Share	Proposed Maximum Aggregate Offering Price(1)(2)	Amount of Registration Fee (3)
Common stock, par value $0.0001 per share			$6,230,000	$776.00

(1)          Represents the aggregate offering price of shares that the underwriters have the option to purchase. Does not include the securities that the Registrant previously registered on the Registration Statement on Form S-3 (Registration No. 333-224790) (the “Prior Registration Statement”).

(2)          In accordance with Rule 462(b) promulgated under the Securities Act of 1933, as amended, an additional amount of securities having a proposed maximum offering price of no more than 20% of the maximum aggregate offering price of the securities eligible to be sold under the Prior Registration Statement is hereby registered.

(3)          Calculated pursuant to Rule 457(o) under the Securities Act of 1933.

The Registration Statement shall become effective upon filing in accordance with Rule 462(b) promulgated under the Securities Act of 1933, as amended.

EXPLANATORY NOTE AND INCORPORATION BY REFERENCE

This Registration Statement is being filed with the Securities and Exchange Commission (the “Commission”) pursuant to Rule 462(b) promulgated under the Securities Act of 1933, as amended. This Registration Statement incorporates by reference the contents of, including all amendments and exhibits thereto and all information incorporated by reference therein, the Registration Statement on Form S-3 (Registration No. 333-224790), which was declared effective by the Commission on June 27, 2018, and is being filed solely for the purpose of registering an additional $6,230,000 of shares of the Registrant’s common stock.

The required opinion and consents are listed on the Exhibit Index attached hereto and filed herewith.

EXHIBIT INDEX

Exhibit Number	Description

5.1	Opinion of Fenwick & West LLP

23.1	Consent of BPM LLP, independent registered public accounting firm

23.2	Consent of BPM LLP, independent registered public accounting firm

23.3	Consent of Armanino LLP, independent registered public accounting firm

23.4	Consent of Fenwick & West LLP (included in Exhibit 5.1)

24.1	Power of Attorney (incorporated by reference to Exhibit 24.1 to the Form 8-K filed by the Company with the Commission on July 9, 2018)

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, Santa Clara, California, on this 10th day of July, 2018.

ADESTO TECHNOLOGIES CORPORATION
By:	/s/ Narbeh Derhacobian
Narbeh Derhacobian
Chief Executive Officer

Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

	Signature	Title	Date

	/s/ Narbeh Derhacobian	President, Chief Executive Officer and Director	July 10, 2018
	Narbeh Derhacobian	(Principal Executive Officer)

	/s/ Ron Shelton	Chief Financial Officer	July 10, 2018
	Ron Shelton	(Principal Accounting and Financial Officer)

	*	Chairman of the Board of Directors	July 10, 2018
Nelson Chan

	*	Director	July 10, 2018
Keith Crandell

	*	Director	July 10, 2018
Francis Lee

	*	Director	July 10, 2018
Kevin Palatnik

*By:	/s/ Ron Shelton
Ron Shelton
Attorney-in-fact

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